As filed with the Securities and Exchange Commission on June 15, 2017	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BALLANTYNE STRONG, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0587703
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska 68154

(Address of Principal Executive Offices, Including Zip Code)

Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan

(Full Title of the Plan)

Lance V. Schulz

Senior Vice President, Chief Financial Officer and Treasurer

Ballantyne Strong, Inc.
11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska 68154

(402) 453-4444

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Jurgita Ashley
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
(216) 566-8928

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value $0.01	1,771,189	$7.00	$12,398,323	$1,437

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of the Registrant’s Common Stock that becomes issuable under the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the NYSE MKT on June 9, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated by reference into this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement):

1.	The Registrant’s Annual Report on Form 10-K/A for the Registrant’s fiscal year ended December 31, 2016;

2.	The Registrant’s Quarterly Report on Form 10-Q for the Registrant’s quarter ended March 31, 2017;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 3, 2017, March 29, 2017, May 3, 2017, May 11, 2017 and May 23, 2017; and

4.	The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the time of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act and, accordingly, no description is provided hereunder.

2

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) grants the Registrant the right to eliminate or limit the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation, as amended, includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as directors. The Certificate of Incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Under Section 145 of the DGCL, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Further, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed above, or in defense of any claim, issue or matter therein, the Registrant is required to indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

3

In accordance with Section 145(a) of the DGCL, the Registrant’s Bylaws, as amended, provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as otherwise provided in the Bylaws with respect to proceedings by an indemnitee against the Registrant to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

As permitted by Delaware law, the Registrant’s Bylaws authorize the Registrant to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of the financial disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by financial judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified by the Registrant.

The DGCL provides that the rights to indemnification and to the advancement of expenses described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Further, the Registrant’s Bylaws provide that the rights to indemnification and to the advance of expenses conferred in the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Registrant’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant is authorized under Delaware law to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability. In addition, the Registrant’s Bylaws provide that the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Under the terms of the Registrant’s directors’ and officers’ liability and company reimbursement insurance policies, directors and officers of the Registrant are insured against certain liabilities, including liabilities arising under the Securities Act.

4

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of June, 2017.

BALLANTYNE STRONG, INC.

By:	/s/ Lance V. Schulz
Lance V. Schulz
Senior Vice President, Chief Financial
Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ D. Kyle Cerminara	Chairman of the Board of Directors and Chief Executive	June 15, 2017
D. Kyle Cerminara	Officer (Principal Executive Officer)

/s/ Lance V. Schulz	Senior Vice President, Chief Financial Officer and Treasurer	June 15, 2017
Lance V. Schulz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Samuel C. Freitag*	Director	June 15, 2017
Samuel C. Freitag

/s/ William J. Gerber*	Director	June 15, 2017
William J. Gerber

/s/ Lewis M. Johnson*	Director	June 15, 2017
Lewis M. Johnson

/s/ Charles T. Lanktree*	Director	June 15, 2017
Charles T. Lanktree

/s/ Robert J. Roschman*	Director	June 15, 2017
Robert J. Roschman

/s/ James C. Shay*	Director	June 15, 2017
James C. Shay

/s/ Ndamukong Suh*	Director	June 15, 2017
Ndamukong Suh

*By:	/s/ Lance V. Schulz
Lance V. Schulz
Attorney-In-Fact

7

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.2	Certificate of Amendment to the Certificate of Incorporation of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.3	Certificate of Amendment to the Certificate of Incorporation of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.4	Certificate of Amendment to the Certificate of Incorporation of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.5	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

4.6	Ballantyne of Omaha, Inc. Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.7	First Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.1 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.8	Second Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.2 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.9	Third Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.3 to the Registrant’s Registration Statement on Form S-8 filed on December 7, 2006).

4.10	Fourth Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 1, 2007).

4.11	Fifth Amendment to Bylaws of Ballantyne Strong, Inc. (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 filed on May 16, 2014).

4.12	Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan.

4.13	Form of Stock Option Agreement under the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan.

4.14	Form of Restricted Share Agreement under the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan.

4.15	Form of Restricted Stock Unit Agreement under the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan.

5.1	Opinion of Thompson Hine LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Thompson Hine LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney.